SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: August 9, 2004

(Date of earliest event reported)

Markel Corporation

(Exact name of registrant as specified in its charter)

Virginia	001-15811	54-1959284
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4521 Highwoods Parkway

Glen Allen, Virginia 23060-6148

(804) 747-0136

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

Certain exhibits are filed herewith by Markel Corporation (the “Company”), in connection with its Prospectus Supplement, dated August 9, 2004, to the Prospectus, dated October 31, 2001, filed with the Securities and Exchange Commission as part of the Registration Statement on Form S-3 (Registration No. 333-71952) and incorporated by reference into the Registration Statement on Form S-3 filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (Registration No. 333-118051), each of which covers Debt Securities issuable under an Indenture, dated June 5, 2001, between the Company and JPMorgan Chase Bank, as trustee (the “Trustee”), relating to Senior Debt Securities.

On August 9, 2004, the Company executed an Underwriting Agreement and related pricing agreement (the “Underwriting Agreement”) with Wachovia Capital Markets, LLC. Pursuant to the Underwriting Agreement, the Company is issuing $200,000,000 principal amount of its 7.35% Senior Notes due 2034 (the “Securities”) under the Indenture, as amended by a Third Supplemental Indenture, to be dated as of August 13, 2004 (the “Third Supplemental Indenture”). The Underwriting Agreement, the form of the Third Supplemental Indenture and the Computation of Earnings to Fixed Charges Ratio are filed as exhibits hereto and are incorporated herein by reference. The form of the Securities is included as Exhibit A to the form of the Third Supplemental Indenture.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

1	Underwriting Agreement and related pricing agreement, dated as of August 9, 2004, between the Company and Wachovia Capital Markets, LLC

4.1	Form of Third Supplemental Indenture between the Company and the Trustee, including form of the securities as Exhibit A

12	Computation of Earnings to Fixed Charges Ratio

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARKEL CORPORATION

Date: August 11, 2004	By:	/s/ Darrell D. Martin
	Name:	Darrell D. Martin
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit:

1	Underwriting Agreement, dated as of August 9, 2004, between the Company and Wachovia Capital Markets, LLC and related pricing agreement

4.2	Form of Third Supplemental Indenture between the Company and the Trustee, including form of the securities as Exhibit A

12	Computation of Earnings to Fixed Charges Ratio